UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2009
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 833-7110
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 21, 2009, Global Cash Access, Inc. (“GCA”), a wholly-owned subsidiary of Global Cash Access Holdings, Inc., entered into a Processing Services Agreement (the “Processing Agreement”) with TSYS Acquiring Solutions, L.L.C. (“TSYS”).
Pursuant to the Processing Agreement, TSYS is to provide GCA with transaction processing services that are necessary for GCA to consummate automated teller machine cash withdrawal, credit card cash advance, and point-of-sale debit card transactions for patrons of GCA’s gaming establishment customers using GCA’s products and services. The processing services include card and merchant authorization services and merchant accounting and clearing services. TSYS is to provide the processing services with respect to transactions in the United States and several foreign jurisdictions.
The Processing Agreement was entered into in connection with GCA’s transition from using processing services provided by USA Payment Systems to processing services provided by TSYS. Upon the completion of such transition, GCA will no longer use processing services provided by USA Payment Systems. Pursuant to the Processing Agreement, TSYS is to provide GCA with various development, implementation and conversion services to facilitate the transition.
Among other fees payable by GCA to TSYS in consideration of TSYS providing processing services pursuant to the Processing Agreement, GCA is to pay TSYS certain fees on a per transaction basis, which in some circumstances depend upon transaction volumes.
The Processing Agreement contains confidentiality obligations of both GCA and TSYS (including certain obligations required to comply with applicable consumer privacy laws), indemnification obligations of both GCA and TSYS, and obligations of TYS to satisfy certain service levels in its provision of processing services. Subject to certain qualifications, TSYS has agreed to refrain from providing processing services to any other provider of cash access services to patrons of gaming establishments during the term of the Processing Agreement.
The Processing Agreement was made effective as of July 1, 2009 and has an initial term of four years. Subject to various rights of GCA or TSYS to terminate the Processing Agreement earlier, upon the expiration of the initial term the Processing Agreement automatically renews for successive one-year terms until either party provides at least 180 days prior notice of termination. The Processing Agreement obligates TSYS to provide certain services and cooperation in connection with GCA’s transition to a successor.
The foregoing description of the Processing Agreement is qualified in its entirety by reference to the Processing Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
On August 21, 2009, GCA, TSYS and Infonox on the Web (“Infonox”) entered into an Amendment to Professional Services Agreement, Amended and Restated Software License Agreement, and Transending Services Agreement (the “Infonox Amendment”) which amended the terms of that certain Professional Services Agreement, effective as of March 10, 2004, by and between GCA and Infonox (the “Infonox Services Agreement”), and the terms of that certain Amended and Restated Software License Agreement, effective as of March 10, 2004, by and between GCA and Infonox (the “Infonox License Agreement”).

Among other amendments, the Infonox Amendment revised the amount of certain fees payable by GCA to Infonox pursuant to the Infonox Services Agreement. Pursuant to the Infonox Amendment, TSYS guaranteed Infonox’s payment of certain obligations pursuant to the Infonox Services Agreement and the Infonox License Agreement.
The foregoing description of the Infonox Amendment is qualified in its entirety by reference to the Infonox Amendment, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.
Item 8.01. Other Events.
On August 21, 2009, Global Cash Access Holdings, Inc. issued a press release announcing the execution of the Processing Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

10.1	Processing Services Agreement, dated as of August 21, 2009, between Global Cash Access, Inc., and TSYS Acquiring Solutions, L.L.C. effective July 1, 2009.

10.2
Amendment to Professional Services Agreement, Amended and Restated Software License Agreement, and Transending Services Agreement, dated as of August 21, 2009, between Global Cash Access, Inc., Infonox on the Web and TSYS Acquiring Solutions, L.L.C.

99.1	Press Release announcing the execution of the Processing Services Agreement, dated as of August 21, 2009, between Global Cash Access, Inc., and TSYS Acquiring Solutions, L.L.C. effective July 1, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: August 21, 2009	By:	/s/ Scott Betts Scott Betts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Processing Services Agreement, dated as of August 21, 2009, between Global Cash Access, Inc., and TSYS Acquiring Solutions, L.L.C. effective July 1, 2009.

10.2
Amendment to Professional Services Agreement, Amended and Restated Software License Agreement, and Transending Services Agreement, dated as of August 21, 2009, between Global Cash Access, Inc., Infonox on the Web and TSYS Acquiring Solutions, L.L.C.

99.1	Press Release announcing the execution of the Processing Services Agreement, dated as of August 21, 2009, between Global Cash Access, Inc., and TSYS Acquiring Solutions, L.L.C. effective July 1, 2009.